Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Eagle Equity Partners II, LLC

Address of Joint Filer:	c/o Flying Eagle Acquisition Corp.
2121 Avenue of the Stars, Suite 2300
Los Angeles, California 90067

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Flying Eagle Acquisition Corp. [FEAC]

Date of Event Requiring Statement:
(Month/Day/Year):	03/05/2020

Name of Joint Filer:	Eli Baker

Address of Joint Filer:	c/o Flying Eagle Acquisition Corp.
2121 Avenue of the Stars, Suite 2300
Los Angeles, California 90067

Relationship of Joint Filer to Issuer:	10% Owner, Officer

Issuer Name and Ticker or Trading Symbol:	Flying Eagle Acquisition Corp. [FEAC]

Date of Event Requiring Statement:
(Month/Day/Year):	03/05/2020

Name of Joint Filer:	Harry E. Sloan

Address of Joint Filer:	c/o Flying Eagle Acquisition Corp.
2121 Avenue of the Stars, Suite 2300
Los Angeles, California 90067

Relationship of Joint Filer to Issuer:	10% Owner, Officer, Director

Issuer Name and Ticker or Trading Symbol:	Flying Eagle Acquisition Corp. [FEAC]

Date of Event Requiring Statement:
(Month/Day/Year):	03/05/2020